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                                                                   EXHIBIT 12.01

                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

                Computation of Ratio of Earnings to Fixed Charges
                             (dollars in thousands)

                                                                                      NINE MONTHS ENDED
                                                                                     SEPTEMBER 30, 2004
                                                                                     ------------------
Loss from continuing operations before minority interests and income tax                 $ (49,773)
Distributions received in excess of earnings from unconsolidated companies                   4,854
Interest Expense                                                                           137,008
Portion of rent expense representative of interest                                             775
Amortization of Deferred Financing Costs                                                    10,243
                                                                                         ---------
Earnings                                                                                 $ 103,107
                                                                                         =========

Interest Expense                                                                         $ 137,008
Capitalized Interest                                                                        11,368
Amortization of Deferred Financing Costs                                                    10,243
GMAC Preferred Dividend                                                                          -
Portion of rent expense representative of interest                                             775
                                                                                         ---------
Fixed Charges                                                                            $ 159,394
                                                                                         =========

Amount of coverage deficiency                                                              (56,287)
                                                                                         =========
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